Exhibit 32.2
SECTION 1350 CERTIFICATION*
In connection with the Annual Report on Form 10-K of Bob Evans Farms, Inc. (the “Company”) for the fiscal year ended April 29, 2011, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Paul F. DeSantis, Chief Financial Officer, Treasurer and Assistant Secretary of the Company, certify, pursuant to Section 1350 of Chapter 63 of Title 18 of the United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:
(1)	The Report fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: June 28, 2011	By:	/s/ Paul F. DeSantis
Paul F. DeSantis
Chief Financial Officer, Treasurer and Assistant Secretary

*	This certification is being furnished as required by Rule 13a-14(b) under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and Section 1350 of Chapter 63 of Title 18 of the United States Code, and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liability of that section. This certification shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent such certification is explicitly incorporated by reference in such filing.